UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2015, Digital Delta Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Digital Realty Trust, Inc., issued $500.0 million aggregate principal amount of its 3.400% Notes due 2020 (the “2020 Notes”) and $450.0 million aggregate principal amount of its 4.750% Notes due 2025 (the “2025 Notes” and together with the 2020 Notes, the “Notes”), fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. The terms of the Notes are governed by an indenture, dated as of October 1, 2015, by and among Digital Delta Holdings, LLC, as issuer, Digital Realty Trust, Inc. and Digital Realty Trust, L.P., as guarantors, and Wells Fargo Bank, National Association, as trustee. The indenture contains various restrictive covenants, including limitations on the ability of Digital Realty Trust, L.P. and its subsidiaries to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. A copy of the indenture, including the form of the Notes and the guarantees, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Digital Delta Holdings, LLC intends to utilize the net proceeds from the offering to fund a portion of the aggregate purchase price for the previously announced pending acquisition of Telx Holdings, Inc. (the “Telx Acquisition”). Pending such use, Digital Delta Holdings, LLC intends to deposit any available net proceeds from the offering in interest bearing accounts with investment grade financial institutions. If the net proceeds from the offering exceed the amount needed to fund the Telx Acquisition, following the consummation of the Telx Acquisition, such excess net proceeds are expected to be used to repay borrowings under Digital Realty Trust, L.P.’s global revolving credit facility.

Pursuant to the terms of the indenture, within five business days following the consummation of the Telx Acquisition, Digital Delta Holdings, LLC will merge with and into Digital Realty Trust, L.P., with Digital Realty Trust, L.P. surviving the merger (the “Operating Partnership Merger”) and assuming Digital Delta Holdings, LLC’s obligations under the Notes and the related indenture and registration rights agreement by operation of law. References in this Current Report on Form 8-K to the “Issuer” refer (i) prior to the Operating Partnership Merger, to Digital Delta Holdings, LLC and (ii) following the Operating Partnership Merger, to Digital Realty Trust, L.P. Digital Delta Holdings, LLC was formed for the purpose of facilitating the Telx Acquisition. The indenture contains restrictive covenants providing that, other than in connection with the Notes and the Telx Acquisition (including its resulting ownership, and operation in the ordinary course, of Telx Holdings, Inc.), Digital Delta Holdings, LLC will not hold any material assets, become liable for any material obligations or engage in any significant business activities prior to the consummation of the Operating Partnership Merger, other than as co-obligor or guarantor with respect to indebtedness if Digital Realty Trust, Inc. or Digital Realty Trust, L.P. is also an obligor on such indebtedness.

The purchase price paid by the initial purchasers for the 2020 Notes and 2025 Notes was 99.777% and 100.000% of the principal amount thereof, respectively. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated indebtedness from time to time outstanding. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the collateral securing the same) and to all existing and future liabilities and preferred equity of the Issuer’s subsidiaries. The 2020 Notes and 2025 Notes bear interest at 3.400% and 4.750% per annum, respectively. Interest is payable on April 1 and October 1 of each year, beginning April 1, 2016, until the respective maturity dates of October 1, 2020 and October 1, 2025. The obligations under the Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and, prior to the consummation of the Operating Partnership Merger, Digital Realty Trust, L.P. Following the Operating Partnership Merger, Digital Realty Trust, L.P. will become the direct obligor on the Notes by operation of law.

The Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the indenture.

Notwithstanding the foregoing, if any of the 2020 Notes are redeemed on or after September 1, 2020 or if any of the 2025 Notes are redeemed on or after July 1, 2025, the redemption price will not include a make-whole premium.

In the event that the Telx Acquisition is not consummated on or prior to February 11, 2016 or the related merger agreement is terminated at any time prior to such date, Digital Delta Holdings, LLC will be required to redeem all of the Notes outstanding on a special mandatory redemption date at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, up to, but not including, the special mandatory redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes of any series, including:

•	default for 30 days in the payment of any installment of interest under the Notes of such series;

•	default in the payment of the principal amount or redemption price due with respect to the Notes of such series, when the same becomes due and payable;

•	failure to comply with the special mandatory redemption provisions in the indenture with respect to the Notes of such series;

•	failure to pay any indebtedness that is (a) of Digital Delta Holdings, LLC, Digital Realty Trust, L.P., Digital Realty Trust, Inc., any subsidiary in which Digital Delta Holdings, LLC or Digital Realty Trust, L.P. has invested at least $75,000,000 in capital or any entity in which Digital Realty Trust, L.P. is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes of such series);

•	failure to comply with any of the agreements contained in the Notes or the indenture with respect to such series upon receipt of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding and failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice; and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Delta Holdings, LLC, Digital Realty Trust, L.P., Digital Realty Trust, Inc. or any significant subsidiary (as defined in the indenture) or any substantial part of their respective property.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Digital Delta Holdings, LLC offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers within the United States pursuant to exemptions from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.

On October 1, 2015, in connection with the issuance and sale of the Notes, Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Digital Delta Holdings, LLC also entered into a registration rights agreement with the representatives of the initial purchasers. A copy of the registration rights agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this Current Report on Form 8-K.

Pursuant to the registration rights agreement, Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Digital Delta Holdings, LLC have agreed to:

•	file a registration statement with the United States Securities and Exchange Commission within 90 days after the issue date of the Notes registering exchange notes with nearly identical terms to the Notes;

•	use commercially reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the Notes;

•	use commercially reasonable efforts to consummate the exchange offer within 90 business days after the registration statement is declared effective; and

•	in some circumstances, file a “shelf registration statement” that would allow some or all of the Notes to be offered to the public.

If Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Digital Delta Holdings, LLC do not fulfill certain of their obligations under the registration rights agreement with respect to the Notes, they will be required to pay liquidated damages to the holders of the Notes.

The descriptions of the indenture and the registration rights agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the indenture and the registration rights agreement, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 1, 2015, among Digital Delta Holdings, LLC, as issuer, Digital Realty Trust, Inc. and Digital Realty Trust, L.P., as guarantors, and Wells Fargo Bank, National Association, as trustee, including the form of the Notes and the guarantees.

4.2	Registration Rights Agreement, dated October 1, 2015, among Digital Delta Holdings, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of October 1, 2015, among Digital Delta Holdings, LLC as issuer, Digital Realty Trust, Inc. and Digital Realty Trust, L.P., as guarantors, and Wells Fargo Bank, National Association, as trustee, including the form of the Notes and the guarantees.

4.2	Registration Rights Agreement, dated October 1, 2015, among Digital Delta Holdings, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein.